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                                                                     Exhibit 4.2

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT



                                December 21, 1999



To the several New Investors
named in Schedule I hereto and the
several Prior Investors named in Schedule II hereto

Ladies and Gentlemen:

         In connection with prior investments in NetGenics, Inc., a Delaware corporation (the "Company"), the Company has granted to the persons and entities named in Schedule II hereto (the "Prior Investors") certain rights to require the Company, under certain circumstances, to register shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), held by the Prior Investors for sale to the public under the Securities Act (as such term is hereinafter defined).

         In connection with the agreement by the persons and entities named in
Schedule I hereto (the "New Investors") on the date hereof to purchase shares of Series E Convertible Preferred Stock, $.001 par value of the Company, pursuant to the Series E Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and the New Investors and as an inducement to the New Investors to consummate the transactions contemplated by the Purchase Agreement, the Company covenants and agrees with each of you as follows:

         1. CERTAIN DEFINITIONS As used in this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" shall have the meaning ascribed thereto in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

                  "CONVERSION SHARES" shall mean shares of Common Stock issued upon conversion of Preferred Shares held by Investors or Investor Transferees.


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                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "INVESTORS" shall mean the New Investors and the Prior Investors.

                  "PREFERRED SHARES" shall mean shares of the Preferred Stock of the Company of every class or series.

                  "REGISTRATION EXPENSES" shall mean the expenses so described in Section 8.

                  "RESTRICTED STOCK" shall mean the Conversion Shares and all other shares of Common Stock now held or hereafter acquired by any of the Investors or any of their affiliates, but excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, PROVIDED, HOWEVER, that the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock that would be issuable to a holder of Preferred Shares, other convertible securities, options, warrants or other securities, convertible into or exercisable for shares of Common Stock upon conversion or exercise of all Preferred Shares or other such securities held by such holder at such time.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SELLING EXPENSES" shall mean the expenses so described in
         Section 8.

         2. CANCELLATION OF PRIOR AGREEMENTS. All prior agreements between the Company and any of the Prior Investors relating to the registration under the Securities Act of any shares of Restricted Stock are hereby terminated and superseded. The parties agree that, with respect to the subject matter hereof, they shall, from and after the date hereof, exclusively rely on, and be bound by, this Agreement. Notwithstanding the foregoing, except as they may be specifically amended in accordance with their terms, if any such agreement should relate to subject matter in addition to registration rights, all provisions of such agreement (other than with respect to registration rights) shall remain in full force and effect.

         3. RESTRICTIVE LEGEND. Each certificate representing Preferred Shares or Conversion Shares that are Restricted Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL REASONABLY

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                  SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION
                  THEREUNDER IS AVAILABLE.

         4. REQUIRED REGISTRATION.

                  (a) At any time after the date which is 180 days after the effective date of the first registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act, the holders of Restricted Stock constituting at least 35% of the total shares of Restricted Stock then owned beneficially or of record by Investors and Investor Transferees (as such term is defined in Section 13(a) below) may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000. Notwithstanding the foregoing, the only securities that the Company shall be required to register pursuant hereto shall be shares of Common Stock, PROVIDED, HOWEVER, that in any underwritten public offering contemplated by this Agreement, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act, PROVIDED, HOWEVER, that the Company may not invoke the limitations under the last sentence of this Section 4(a) more than once in any nine month period.

                  (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all Investors and Investor Transferees from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company's Board of Directors, which approval shall not be unreasonably withheld or delayed. If requested in writing by the underwriters for such public offering, each holder of Restricted Stock for whose account shares of Restricted Stock are included in such offering shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all other persons selling shares of Common Stock in such offering shall also have agreed not to sell publicly their Common Stock for such period under the same circumstances. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only, PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if



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such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account or for the account of other security holders, except as and to the extent that, in the reasonable opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Restricted Stock to be sold; PROVIDED, HOWEVER, that in no event shall any shares of Common Stock be included in any registration pursuant to this Section 4 for the account of the Company or for the account of any security holder other than an Investor or an Investor Transferee unless all shares of Restricted Stock as to which Investors or Investor Transferees have requested registration have been so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, and the managing underwriter and the Investors and Investor Transferees shall agree that such inclusion would adversely affect the marketing of the securities to be sold therein, the number of shares of Restricted Stock to be included in such an underwriting for the account of Investors and Investor Transferees may be reduced pro rata among the requesting Investors and Investor Transferees based upon the number of shares of Restricted Stock owned by such Investors and Investor Transferees if and to the extent that the managing underwriter and the Investors and Investor Transferees shall deem necessary. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the shares of Restricted Stock registered thereby.

         5. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall reasonably be of the opinion that the inclusion of some or all of the Restricted Stock would adversely affect the marketing of the securities to be sold by the Company therein, PROVIDED, HOWEVER, that the number of shares of Restricted Stock and of other shares of Common



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Stock the holders of which have similar registration rights to be sold in such offering shall not be reduced until the number of all other shares requested to be included in such offering has first been reduced, and PROVIDED, FURTHER, that in no event shall the total number of shares of Restricted Stock and of other shares of Common Stock the holders of which have similar registration rights to be sold in such offering be reduced below 30% of the total number of shares included in such offering, unless such offering is the initial public offering of the Company's securities. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

         6. REGISTRATION ON FORM S-3. If at any time (i) a holder or holders of Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public (net of underwriting discounts and commissions) of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of
Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, PROVIDED, HOWEVER, that the requirements contained in the first sentence of Section 4(a) and in the last sentence of Section 4(b) shall not apply to any registration on Form S-3 that may be requested and obtained under this Section 6.

         7. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 4, 5, or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 7(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;



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                  (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the Company shall promptly provide such persons with a supplemental prospectus correcting such untrue statements or omissions of fact;

                  (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to



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the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (h) make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Restricted Stock shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Restricted Stock on the basis provided, in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

         In connection with each registration pursuant to Section 4, 5, or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. EXPENSES. All expenses incurred by the Company in complying with
Section 4, 5, and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

         The Company will pay all Registration Expenses in connection with each registration statement under Section 4, 5, or 6. All Selling Expenses in connection with each registration statement under Section 4, 5, or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.



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         9.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5, or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each director, officer, partner, employee, legal counsel and accountant of each such seller, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, 5, or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and will pay the legal fees and other expenses of each such seller, each director, officer, partner, employee, legal counsel and accountant of each such seller, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5, or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, 5, or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim,



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damage, liability or action, PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability that it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case



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notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such holder will be require to contribute any amount in excess of the aggregate net proceeds of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         10. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

         11. RULE 144 REPORTING AND RULE 144A INFORMATION. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Stock without registration, the Company will:

                  (a) at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

                           (i) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

                           (ii) use its best efforts to file with the Commission
in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii) furnish to each holder of Restricted Stock
forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration; and

                  (b) at any time, at the request of any holder of Preferred Shares or shares of Restricted Stock, make available to such holder and to any prospective transferee of such



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Preferred Shares or shares of Restricted Stock the information concerning the
Company described in Rule 144A(d)(4) under the Securities Act.

         12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

         13. MISCELLANEOUS.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not, PROVIDED, HOWEVER, that registration rights conferred herein on the Investors shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if (i) there is transferred to such transferee at least 10% of the total number of shares of Restricted Stock then outstanding or (ii) such transferee is a corporation or other legal entity that is a partner, member, shareholder or affiliate of an Investor (the transferee in either such case being referred to as an "Investor Transferee").

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by an internationally recognized air courier service, addressed as follows:

                  if to the Company, to it at its principal place of business;

                  if to any Investor, to such Investor at the address of such Investor as shown on the books of the Company; and

                  if to any Investor Transferee, to such Investor Transferee at such address as may have been furnished to the Company in writing by such Investor Transferee;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this Section 13(b).

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 60% of all of the outstanding shares of Restricted Stock and by Investors and Investor Transferees holding at least 60% of the shares of Restricted Stock held by Investors and Investor Transferees provided, that if any holder of Restricted Stock is adversely affected by such amendment or modification and such amendment or modification does not adversely affect all other holders of Restricted Stock, then such holder's separate written consent shall be required.

                  (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

                  (f) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement and all other persons selling shares of Common Stock in such offering shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this
Section 13(f).

                  (g) Notwithstanding the provisions of Section 7(a), the Company's obligation to file a registration statement, to cause such registration statement to become and remain effective, or to make available the prospectus supplement described in Section 13(j) shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company, which the Board of Directors has in its reasonable opinion determined that, if made public, would materially adversely affect the Company.

                  (h) So long as any of the registration rights under this Agreement remains in effect, the Company shall not hereafter grant to any third party any registration rights more favorable than, or inconsistent with, any of those contained herein without the written consent of 75% of the holders of Restricted Stock.

                  (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (j) Without limiting the Company's obligations under Section 7(f) hereof, each holder of shares of Restricted Stock which are covered by an effective registration statement shall not sell any such shares during any period following delivery by the Company to such holder of the notice described in Section 7(f) until the Company provides such holder with a supplement to the prospectus correcting the untrue statement or disclosing the material fact described in such notice.

                  (k) This Agreement shall terminate on the earlier of (i) the date on which no Investors or Investor Transferees hold any shares of Restricted Stock and (ii) the fifth anniversary of the effective date of the registration statement relating to the initial, firm commitment, underwritten public offering of the Company's voting securities.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

         IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement as of the day and year first above written.

                        NETGENICS, INC.


                        By:/s/ Manuel J. Glynias
                           -----------------------------------------------------
                        Manuel J. Glynias
                        President and Chief Executive Officer

                        /s/ Manuel J. Glynias
                        --------------------------------------------------------
                        Manuel J. Glynias

                        /s/ Walter Gilbert
                        --------------------------------------------------------
                        Dr. Walter Gilbert

                        /s/ Celia Gilbert
                        --------------------------------------------------------
                        Celia Gilbert

                        /s/ John Gilbert
                        --------------------------------------------------------
                        John Gilbert

                        /s/ Kate Gilbert
                        --------------------------------------------------------
                        Kate Gilbert

                        /s/ John Pappajohn
                        --------------------------------------------------------
                        John Pappajohn

                        Edgewater Private Equity Fund II, L.P.
                        By: Gordon Management, Inc., its General Partner

                        By: /s/ James A. Gordon
                           -----------------------------------------------------
                             Name:  James A. Gordon
                             Title:  President

                        Kleinwort Benson Holding

                        By: /s/ J. Walker
                           -----------------------------------------------------
                             Name:  J. Walker
                             Title:  Director and Senior Vice President

                        Kleinwort Benson Holding

                        By: /s/ T. Leigh
                           -----------------------------------------------------
                             Name:  T. Leigh
                             Title:  Director and Senior Vice President

                        OrbiMed Advisors

                        By: /s/ Samuel D. Isaly
                           -----------------------------------------------------
                             Name:  Samuel D. Isaly
                             Title:  Managing Member

                        Lombard Odier & Cie

                        By: /s/ D. Pittet
                           -----------------------------------------------------
                             Name: D. Pittet
                             Title:

                        Lombard Odier & Cie

                        By: /s/ A. Meyer          and /s/ D. Pittet
                           -----------------------------------------------------
                             Name: A. Meyer       and D. Pittet
                             Title:

                        Ariane Health LDC

                        By: /s/ George N. Muzinich
                           -----------------------------------------------------
                             Name:  George N. Muzinich
                             Title: Director

                        Merrill Lynch KECALP L.P. 1997
                        By: KECALP, Inc., as General Partner

                        By: /s/ Edward J. Higgins
                           -----------------------------------------------------
                             Name:  Edward J. Higgins
                             Title:  Vice President

                        KECALP, Inc., as Nominee for Merrill Lynch
                        KECALP International L.P. 1997
                        By: KECALP, Inc., as Nominee

                        By: /s/ Edward J. Higgins
                           -----------------------------------------------------
                             Name:  Edward J. Higgins
                             Title:  Vice President

                        Merrill Lynch KECALP L.P. 1999
                        By: KECALP, Inc., as General Partner

                        By: /s/ Edward J. Higgins
                           -----------------------------------------------------
                             Name:  Edward J. Higgins
                             Title:  Vice President

                        KECALP, Inc., as Nominee for Merrill Lynch KECALP International L.P. 1999
                        By: KECALP, Inc., as Nominee

                        By: /s/ Edward J. Higgins
                           -----------------------------------------------------
                             Name:  Edward J. Higgins
                             Title:  Vice President

                        Evolution Partners

                        By: /s/ Fred Holubow
                           -----------------------------------------------------
                             Name:  Fred Holubow
                             Title:  Managing General Partner

                        Indofin N.V

                        By: /s/ Peter van Dongen
                           -----------------------------------------------------
                             Name:  Peter van Dongen
                             Title:  Director

                        Crystal Internet Venture Fund, L.P.

                        By: /s/ Daniel Kellogg
                           -----------------------------------------------------
                             Name:  Daniel Kellogg
                             Title:  Vice President

                        /s/ Ruediger Will
                        --------------------------------------------------------
                        Ruediger Will

                        /s/ Klaus Wehner
                        --------------------------------------------------------
                        Klaus Wehner

                        /s/ Kenneth A. Sorensen
                        --------------------------------------------------------
                        Kenneth A. Sorensen

                        /s/ Theodore R. von Cramer-Klett
                        --------------------------------------------------------
                        Theodore R. von Cramer-Klett

                        Voguestar

                        By: /s/ George N. Muzinich
                           -----------------------------------------------------
                             Name:  George N. Muzinich
                             Title: President

                        Clarion Capital Corporation

                        By: /s/ Thomas Niehaus
                           -----------------------------------------------------
                             Name:  Thomas Niehaus
                             Title:  Treasurer

                        Oxford Bioscience Partners II L.P.

                        By: /s/ Alan Walton
                           -----------------------------------------------------
                             Name: Alan Walton
                             Title:

                        Oxford Bioscience Partners (Bermuda) II Ltd Partnership

                        By: /s/ Alan Walton
                           -----------------------------------------------------
                             Name: Alan Walton
                             Title:

                        Oxford Bioscience Partners (Adjunct) II L.P.

                        By: /s/ Alan Walton
                           -----------------------------------------------------
                             Name: Alan Walton
                             Title:

                        Venrock Associates

                        By: /s/ Anthony B. Evnin
                           -----------------------------------------------------
                             Name:  Anthony B. Evnin
                             Title:  General Partner

                        Venrock Associates II, L.P.

                        By: /s/ Anthony B. Evnin
                           -----------------------------------------------------
                             Name:  Anthony B. Evnin
                             Title:  General Partner

                        Incyte Pharmaceuticals, Inc.

                        By: /s/ Randall Scott
                           -----------------------------------------------------
                             Name:  Randall Scott
                             Title:  President and Chief Executive Officer

                        Casdin Life Sciences Partners L.P.
                        By:  CCP, LLC

                        By: /s/ Jeffrey W. Casdin
                           -----------------------------------------------------
                             Name:  Jeffrey W. Casdin
                             Title:  Chief Executive Officer

                        Collison Howe Venture Partners, Inc.

                        By: /s/ Jeffrey J. Collison
                           -----------------------------------------------------
                             Name: Jeffrey J. Collison
                             Title: President

                        /s/ Dave Callendar
                        --------------------------------------------------------
                        Dave Callendar

                        International Biotechnology Trust, plc

                        By: /s/ Jeremy L. Cutchrock
                           -----------------------------------------------------
                             Name:  Jeremy L. Cutchrock
                             Title:  Director

                        College Retirement Equities Fund

                        By: /s/ Doug Dial
                           -----------------------------------------------------
                             Name: Doug Dial
                             Title:

                        Finsbury Worldwide Pharmaceutical Trust PLC

                        By: /s/ Carl L. Gordon
                           -----------------------------------------------------
                             Name: Carl L. Gordon
                             Title: General Partner

                        Eaton Vance Worldwide Health Sciences Portfolio

                        By: /s/ Carl L. Gordon
                           -----------------------------------------------------
                             Name: Carl L. Gordon
                             Title: General Partner

                        Hambrecht & Quist California

                        By: /s/ Thomas Szymoniak
                           -----------------------------------------------------
                             Name: Thomas Szymoniak
                             Title: Attorney-in-Fact

                        Hambrecht & Quist Employee Venture Fund

                        By: /s/ Thomas Szymoniak
                           -----------------------------------------------------
                             Name: Thomas Szymoniak
                             Title: Attorney-in-Fact

                        J. F. Shea Company, as Nominee 1998-2000

                        By: /s/ Edmund H. Shea, Jr.
                           -----------------------------------------------------
                             Name: Edmund H. Shea, Jr.
                             Title: Vice President

                        /s/ Dennis Purcell
                        --------------------------------------------------------
                        Dennis Purcell

                        /s/ Steve Elms
                        --------------------------------------------------------
                        Steve Elms

                        /s/ Zachary Hulsey
                        --------------------------------------------------------
                        Zachary Hulsey

                        /s/ Alan Engelberg
                        --------------------------------------------------------
                        Alan Engelberg

                        /s/ Richard Van Der Broek
                        --------------------------------------------------------
                        Richard Van Der Broek

                        /s/ Vivek Jain
                        --------------------------------------------------------
                        Vivek Jain

                        Muzinich & Co.

                        By: /s/ George N. Muzinich
                           -----------------------------------------------------
                             Name: George N. Muzinich
                             Title:

                        WPG-Farber, Present Fund, L.P.
                        By:  Weiss, Peck & Greer, L.L.C.


                        By: /s/ Michael Singer
                           -----------------------------------------------------
                             Name: Michael Singer
                             Title: General Counsel

                        WPG-Farber, Present QP Fund, L.P.
                        By:  Weiss, Peck & Greer, L.L.C.


                        By: /s/ Michael Singer
                           -----------------------------------------------------
                             Name: Michael Singer
                             Title: General Counsel

                        WPG-Farber, Present Institutional Fund, L.P.
                        By:  Weiss, Peck & Greer, L.L.C.


                        By: /s/ Michael Singer
                           -----------------------------------------------------
                             Name: Michael Singer
                             Title: General Counsel

                        WPG-Farber, Present Overseas Fund, Ltd.
                        By:  Weiss, Peck & Greer, L.L.C.


                        By: /s/ Michael Singer
                           -----------------------------------------------------
                             Name: Michael Singer
                             Title: General Counsel